FOR IMMEDIATE RELEASE

American Realty Capital Properties and American Realty Capital Trust IV
Announce Amended Merger Agreement

ARCT IV Stockholders will Receive Consideration that Includes 30% Cash Component and Provides Mix of More Stable, Freely Tradable Common and Preferred Securities

ARCP Eliminates Exchange Floor and Perceived Stock Overhang

CapLease Closing and Second Half 2013 Acquisitions Remain on Track

New York, New York, October 7, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) and American Realty Capital Trust IV, Inc. (“ARCT IV”) announced today that they have signed an amendment to the previously announced definitive merger agreement (the “Merger Agreement”) between the two companies. This amendment was precipitated by recent challenging conditions in the capital markets that had a material effect on the economic terms of the original Merger Agreement, and were arrived at following considerable discussions between the two companies, and in consultation with their respective financial and legal advisors. ARCP’s pending merger with ARCT IV (the “ARCT IV merger”) is expected to close in the fourth quarter 2013, subject to SEC review and an affirmative vote of the ARCT IV stockholders.

Under the terms of the Merger Agreement, as amended, ARCP will now acquire all of the outstanding shares of ARCT IV, in a transaction valued at $3.0 billion, for per share consideration of: (1) $9.00 in cash (representing 30% of the total nominal consideration); (2) 0.5190 shares of ARCP common stock (valued at $6.59 using the latest ARCP closing price of $12.70 from October 4, 2013, and representing 22% of the total nominal consideration); and (3) 0.5937 shares of ARCP perpetual preferred securities (valued at $14.84 based on a liquidation preference of $25.00 per share of perpetual preferred stock and representing 48% of the total nominal consideration), for a fixed nominal consideration, as of October 4, 2013, of $30.43. ARCP would be issuing 36.9 million shares of common stock and 42.2 million shares of perpetual preferred securities.

Upon the earlier to close of the ARCT IV merger and ARCP’s pending merger (the “CapLease merger”) with CapLease, Inc. (NYSE: LSE) (“CapLease”), ARCP will increase the dividend on its common shares to pay an annualized dividend of $0.94 per share, which will yield 7.2% on an annualized basis, and be payable monthly. The perpetual preferred securities to be issued in connection with the ARCT IV merger will be senior in priority to ARCP’s common stock, pay an annualized dividend of $1.675 per share, yield 6.7% on an annualized basis, and be payable monthly. The effective distribution on the basket of common and preferred securities equates to a 6.9% annual yield, or $1.48 per share, to be paid monthly. Both the common and perpetual preferred shares issued to ARCT IV stockholders are expected to be registered, fully tradable and listed on NASDAQ and will not be subject to any “lockup.”

Commenting on the transaction, ARCP’s Chairman and Chief Executive Officer, Nicholas S. Schorsch, said, “Today’s changes to the previously announced merger terms enable ARCP to construct a transaction that continues to provide significant value to the ARCT IV stockholders, while at the same time giving the ARCP stockholders an attractive solution to a merger arrangement that had become increasingly challenged by the current economic environment. As previously announced, for the ARCP stockholder, the revised transaction continues to provide substantial AFFO accretion, an increase in their dividend, significantly increased scale of enterprise, improved portfolio diversification, maintenance of income stability, and G&A synergies. This combination with ARCT IV solidifies our leadership position in the net lease real estate sector. It is further evidence of our ability to navigate the shoals of the changing markets while effectively providing our stockholders an overwhelmingly positive outcome.”

Mr. Schorsch continued, “Less than two years after listing ARCP on NASDAQ, subject to completing this acquisition and the CapLease merger, together with the recently announced portfolio purchase from GE Capital and other organic acquisitions, we will have increased our enterprise value from $250 million in September 2011 to $10.2 billion by the end of 2013, becoming the second largest publicly-traded net lease REIT. With this acquisition we continue to further diversify our asset and tenant base and increase our projected 2014 AFFO per share, as previously announced. This acquisition is yet another example of executing on our deliberate and focused strategy to: build size in an industry where size matters; improve profitability; increase asset and tenant diversification, thus mitigating risk; focus on constructing a portfolio of properties that produces durable income and potential asset appreciation, while preserving capital investment; provide some inflation and interest rate protection; and give us further cost of capital advantages enabling us to deliver AFFO per share earnings accretion. In addition, this acquisition provides the size and scale to allow us to become self-managed by year end, further reducing our operating costs and potentially improving our AFFO multiple.”

Michael Weil, ARCP’s President, noted, “We continue to be focused on the deliberate and consistent execution of our investment strategy, including the closing of the CapLease merger and the previously announced $1.1 billion of accretive portfolio acquisitions during the second half of 2013 – both of which remain on track to close. Along with these announced transactions, the addition of ARCT IV’s assets to ARCP’s portfolio results in an exceptionally well diversified real estate pool, with 2,707 properties in 49 states plus Puerto Rico aggregating more than 57 million square feet. On a pro forma basis, our 597 tenants will generate $642 million of annualized rents, of which 51% will derive from investment grade tenants. The weighted average remaining lease term remains strong at approximately 10 years, near-term lease rollover continues to be modest with 8.4% of our leases maturing through the beginning of 2016, and occupancy remains at 100%. We welcome all the ARCT IV stockholders who will become ARCP stockholders, and note that their opportunity to participate in durable income-based, growing distributions will continue.”

Brian S. Block, ARCP’s Chief Financial Officer said, “The acquisition of ARCT IV will be completed with each stockholder receiving the same nominal consideration per share, comprised of a specified combination of cash, common stock and perpetual preferred securities, with a total fixed nominal consideration, as of October 4, 2013, of $30.43 per share. This will result in growth in projected 2014 AFFO per share, as well as reduced balance sheet leverage. Our revised guidance, when published, will incorporate the reduced borrowings, as well as our intent to term out the average tenor of our indebtedness to better match fund our liabilities and assets. Recall, as previously announced, we are increasing our annualized per share dividend by $0.03, yet reducing our AFFO payout ratio below 80%, which provides capacity for further dividend increases in 2014, consistent with prior practice.”

ARCT IV Transaction Rationale

100% Liquidity in Large, Diversified, Seasoned Enterprise Operated by Same Management Team Within 9 Months of Initial Investment: Immediate and full liquidity for ARCT IV stockholders in the form of cash, listed common stock, and listed perpetual preferred securities with no “lock-ups”; larger, more diversified portfolio in a liquid investment with a leading seasoned publicly-traded net lease REIT operated by the same management team who constructed and operated ARCT IV.

Increased Dividend Yield: ARCP’s annualized dividend per share will increase $0.03 from $0.91 to $0.94 per share upon the earlier to close of the ARCT IV merger and CapLease merger. Coupled with the to-be issued perpetual preferred securities, ARCT IV stockholders will receive annualized dividends of $1.48 per share, which, excluding the cash portion of the merger consideration, represents an annualized dividend increase of $0.47 per share, from $1.65 to $2.12, or 28%.

Attractive Perpetual Preferred Securities: Registered, freely tradable securities listed on NASDAQ, with an annualized dividend of $1.675 per share or 6.7% (senior to ARCP’s common stock dividend), payable monthly; “no call” for five years from closing, thereafter may be repurchased by ARCP at original price; non-convertible, i.e., cannot be converted into ARCP common stock.

Favorable Valuation of ARCP Shares and Return to ARCT IV Stockholders: Receiving ARCP shares at a favorable valuation relative to its peer group; estimated total return of 28% to ARCT IV stockholders, including a full return of gross invested capital, a 22% share premium, and dividends paid since inception.

Combined Lower Cost of Capital: ARCP’s average cost of debt is priced at a fixed interest rate of 2.45%, which is significantly accretive to overall corporate earnings. Additionally, the potential ability for the shares to trade at a higher AFFO multiple, in line with the peer set, could result in an overall lower cost of equity.

Appreciable Trading Benefits: Eliminates current overhang on ARCP common stock.

Enhanced Deal Certainty: Requires only vote of ARCT IV stockholders.

ARCP Strategic, Financial and Portfolio Benefits

Dramatic AFFO Growth from Combination: As previously announced, pro forma combined company AFFO for 2013E to 2014E is estimated to grow dramatically by approximately 25%, from 2013E of $0.91 to $0.95, to 2014E guidance of $1.14 to $1.18.

Greatly Enhanced Portfolio Diversification: The pro forma combined company will have greatly enhanced portfolio diversification by increasing the number of distinct corporate credit tenants to 597 (formerly 302 for ARCT IV and 229 for ARCP), and the number of states to 49 plus Puerto Rico. The combined portfolio will total 2,707 properties.

Strong Lease Duration, Modest Rollover and 100% Occupancy: The pro forma combined company will have approximately 10 years of remaining lease duration as of year-end 2013, modest near-term lease rollover with 8.4% of our leases maturing through the beginning of 2016, and continuing 100% occupancy.

Materially Larger Size and Scale: On a combined basis, the merged entities will have an enterprise value of $10.2 billion (assuming the close of all previously announced transactions), making the combined company the 2nd largest publicly-traded net lease REIT, which is expected to further improve the company’s balance sheet flexibility, cost of capital, public float and provide other benefits afforded to larger-sized companies.

Transaction Advisors

Citigroup Global Markets Inc. is acting as financial advisor and Duane Morris LLP is acting as special legal counsel to ARCP in connection with the transaction. BofA Merrill Lynch is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as special legal counsel to ARCT IV in connection with the transaction. RCS Capital, the investment banking division of Realty Capital Securities, LLC, is acting as financial advisor and Proskauer Rose LLP is acting as corporate counsel to ARCP and ARCT IV.

Timing and Closing Process

ARCP’s acquisition of ARCT IV is contingent upon the approval by ARCT IV’s stockholders of the merger. A registration statement and proxy statement are expected to be filed in the near future and, following their respective effectiveness, a proxy statement, prospectus and proxy voting card will be mailed to ARCT IV’s stockholders. The transaction is expected to close shortly following the receipt of approval from ARCT IV’s stockholders.

Additional Information

An investor presentation discussing the transaction will be filed with SEC and will be available on ARCP’s website at www.arcpreit.com and on ARCT IV’s website at www.arct-4.com.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a REIT for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About ARCT IV

ARCT IV is a publicly registered, non-traded Maryland corporation that qualified as a REIT for tax purposes for the taxable year ended December 31, 2012. Additional information about ARCT IV can be found on its website at www.arct-4.com.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed ARCT IV merger, ARCP and ARCT IV expect to prepare and file with the SEC an amendment to their proxy statement /prospectus and ARCP expects to prepare and file with the SEC an amendment to its registration statement on Form S-4 and other documents with respect to ARCP’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at www.arct-4.com.

Participants in Solicitation

ARCP, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed ARCT IV merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement, the registration statement and other relevant documents filed with the SEC in connection with the proposed ARCT IV merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s, CapLease’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by either of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of by either of the merger agreements; (2) the inability to complete the CapLease merger or failure to satisfy other conditions to completion of the CapLease merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the CapLease merger; (3) the inability to complete the ARCT IV merger due to the failure to obtain ARCT IV stockholder approval of the ARCT IV merger or the failure to satisfy other conditions to completion of the ARCT IV merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the ARCT IV merger; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (5) the effect of the announcement of the proposed mergers on CapLease’s, ARCT IV’s or ARCP’s relationships with its customers, tenants, lenders, operating results and businesses generally; (6) the outcome of any legal proceedings relating to the mergers or the merger agreements; and (7) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s, ARCT IV’s and CapLease’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP, ARCT IV and CapLease disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian D. Jones, COO
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bjones@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)

Media:

Jonathan Keehner

Joele Frank, Wilkinson Brimmer Katcher

Ph: (212-355-4449)